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                     FORM OF RESTRICTED STOCK UNIT AGREEMENT

                                  EXHIBIT 10.67

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                         RESTRICTED STOCK UNIT AGREEMENT
                         -------------------------------

            THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement") is entered into as of ________, 20__ between Wilmington Trust Corporation, a Delaware corporation (the "Company"), and __________, a ___________ of the Company ("___________").

                                   BACKGROUND
                                   ----------

            A. The Company intends to make a grant under its ___________________ Plan, as in effect on the date hereof and as it may be amended from time to time hereafter (the "Plan"), by providing to ______________ restricted stock units that are subject to vesting based on length of continued employment and/or financial performance goals.

            B. ________________ desires to receive those restricted stock units in accordance with the Plan and this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and _____________, intending to be legally bound hereby, agree as follows:

            1.    Certain Definitions.
                  -------------------

                  Each capitalized term used in this Agreement shall have the meaning ascribed to that term in the Plan unless otherwise defined herein. The following capitalized terms shall have the meanings set forth below:

                  a. "Date of Grant" for any RSU means the date specified as such in Exhibit A for that RSU.

                  b. "Deferred Issuance Date" has the meaning given to that term in Section 3(d).

                  c.    "Dividend Units" has the meaning given to that term in
                        Section 4.

                  d.    "Effective Date" has the meaning given to that term in
                        Section 1(a)(4).

                  e.    "FDI Act" has the meaning given to that term in Section
                        1(a).

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                  f.    "Fiscal Year" means a fiscal year of the Company, and
                        "Fiscal" followed by a calendar year shall mean the Fiscal Year ending in that calendar year (e.g., "Fiscal 2004" means the Fiscal Year of the Company ending December 31, 2004).

                  g.    "NYSE" has the meaning given to that term in Section 4.

                  h. "RSU" means a Restricted Stock Unit under which ___________ shall have the right to receive one Share and Dividend Units accruing as a result of that RSU, upon vesting or, if applicable, on the Deferred Issuance Date.

                  i. "Shares" means the shares of Common Stock issuable upon the vesting of an RSU or Dividend Unit or, if applicable, on the Deferred Issuance Date.

                  j. "___________ Account" has the meaning given to that term in Section 2(b).

                  k. "Third Party" means a person or entity or a group of persons or entities acting in concert not wholly-owned by WTC or the Company, directly or indirectly.

            2.    Grant of RSUs; Restrictions.
                  ---------------------------

                  a. Subject to all of the terms and conditions of the Plan and this Agreement (and subject to execution of this Agreement by ______________), the Company grants to _______________ the RSUs listed in the Attachment to this Agreement.

                  b. Each RSU shall be recorded in an RSU bookkeeping account the Company maintains in ____________'s name (the "________________ Account"). The Company's obligations under this Agreement shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of _____________ under this Agreement shall be no greater than those of a general unsecured creditor of the Company. ____________ shall have no rights as a stockholder of the Company by virtue of any RSU unless and until that RSU vests and resulting Shares are issued to ________________, and

                        (1) All terms and conditions provided in the Plan and all those provided in this Agreement shall apply to each RSU and any Dividend Units accrued under
                              Section 4;

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                        (2)   No RSU or Dividend Unit accrued under Section 4
                              may be sold, transferred, pledged, hypothecated, or otherwise encumbered or disposed by __________; and

                        (3) Each RSU and Dividend Unit accrued under Section 4 shall remain restricted and subject to forfeiture unless and until that RSU has vested in ______________ in accordance with the Plan and this Agreement.

            3.    Vesting.
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                  a.    Annual Vesting. The RSUs granted hereunder shall vest in
                        ______ installments on the ___ day of _____ of each of
                        _______ successive Fiscal Years, with the first such vesting to be made on the ___ day of _____ of Fiscal ______. Associated Dividend Units shall vest annually as provided in Section 4(b).

                  b.    Other Vesting.

                        (1) Vesting Based on Performance Goals. The Committee may establish performance goals for the Company or _____________, the attainment of which would result in the accelerated vesting of all RSUs granted hereunder as well as all Dividend Units. Those performance goals, if any, are set forth in Exhibit A. Following the end of each Fiscal Year, the Committee shall determine whether the Company or _______________ has attained those performance goals, and, if so, all such RSUs and Dividend Units shall vest in accordance with the Committee's determination.

                        (2) Optional Vesting. The Committee also may at any time and from time to time determine that any other RSUs and Dividend Units shall become vested based on factors the Committee may determine in its sole discretion (including, without limitation and by way of example only, performance of ___________'s business line, the Company's performance, benefits of providing additional long-term incentive compensation to _____________ in light of the competitive market for ______________'s services, severance arrangements, etc.). If the Committee makes any such determination, then such additional RSUs and/or Dividend Units the Committee may specify in that determination shall become vested at the time the Committee specifies.

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                        (3)   Change of Control. If a Change of Control occurs,
                              all RSUs and Dividend Units shall vest
                              immediately.

                  c. Effects of Vesting. With respect to each RSU and Dividend Unit that vests, the Company shall, within a reasonable time after the later of (1) vesting or (2) the Deferred Issuance Date (as defined herein), if any, issue one Share to _______________ without restrictions under the Plan or this Agreement. Any such issuance shall be subject to all laws (including, without limitation, those governing withholding of taxes and those governing securities and the transfer thereof).

                  d. Election for Deferred Issuance. _____________ may elect to defer the issuance of all but not less than all of the Shares and Dividend Units in his or her ______________ Account to be awarded for services performed in a Fiscal Year by executing and delivering to the Company a written deferral election in such form as the Company may prescribe (and containing such terms and conditions as the Company may establish in that form), in each case not later than ____ of the year prior to that Fiscal Year or such other date that the Company may establish for delivery of that election. The date established by that election in accordance with those terms and conditions shall be the "Deferred Issuance Date." ANY SUCH DEFERRED ISSUANCE DATE SHALL NOT BE REVOCABLE BY _____________ OR THE COMPANY.

            4.    Dividend Units; Vesting.
                  -----------------------

                  With respect to each RSU that has not been forfeited, whether or not vested (but only until the underlying Shares are issued), the Company shall, with respect to any cash dividends paid on Shares (based on the same record and payment date as dividends paid on Shares) accrue into the __________________ Account the number of whole Shares ("Dividend Units") as could be purchased with the aggregate dividends that would have been paid with respect to that RSU if it were an outstanding Share (together with any other cash accrued in the ___________ Account after that time) at the price per Share equal to the closing price on the New York Stock Exchange (the "NYSE") (or a comparable price, if the Shares are not then listed on the
                  NYSE) on the date of the dividend payment. Those Dividend Units thereafter (a) will be treated as RSUs for purposes of future dividend accruals pursuant to this Section 4; and (b) will vest in such amounts (rounded to the nearest whole Dividend Unit) at the same time as the RSUs with respect to which those Dividend Units were received. Any remaining portion of that dividend not used because it would purchase less than a whole Share shall be accrued in the _____________ Account as cash. Any dividends or distributions on Shares paid other than in cash shall accrue in the

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                  ______________ Account and shall vest at the same time as the
                  RSUs in respect of which they are made (in each case in the same form, based on the same record date, and at the same time as that dividend or other distribution is paid on that Share).

            5.    Forfeiture.
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                  Except as provided for vesting on termination of employment following a Change of Control as contemplated in Section 3(b)(3) or vesting as part of a severance arrangement as contemplated in Section 3(b)(2), upon termination of ___________'s employment (regardless of whether caused by resignation, termination by the Company, death, disability, or otherwise), each RSU, Dividend Unit, and other remaining accrued dividends in the _____________ Account, in each case that has not previously vested, shall be forfeited by ___________ to the Company. ___________ thereafter shall have no right, title, or interest whatsoever in those unvested RSUs, Dividend Units, and accrued dividends, and __________ shall immediately return to the Company's Secretary any and all documents representing those forfeited items.

                  All vested RSUs, Dividend Units, and dividends thereon (whether or not deferred pursuant to Section 3(d)), shall immediately be paid or issued, as the case may be, to
                  _____________.

            6.    No Continuation of Employment.
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                  This Agreement shall not give ______________ any right to
                  employment or continued employment, and the Company may terminate _____________ or otherwise treat _____________
                  without regard to any effect that termination may have upon _______________ hereunder.

            7.    Terms Subject to Plan.
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                  Notwithstanding anything in this Agreement to the contrary, each and every term, condition, and provision of this Agreement shall be, and shall be construed as, consistent in all respects with all terms, conditions, and provisions of the Plan. If any term, condition, or provision of this Agreement is or is alleged to be inconsistent with the Plan in any respect, the Plan shall govern in all circumstances and that inconsistent or allegedly inconsistent term, condition, or provision hereof shall be construed to be consistent with the Plan in all respects.

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            8.    Entire Agreement; Amendments.
                  ----------------------------

                  This Agreement contains all of the terms and conditions with respect to the subject matter hereof, and no amendment, modification, or other change hereto shall be of any force or effect unless and until set forth in a writing executed by ______________ and the Company (in each case except for amendments the Company is expressly authorized to make without Employee's consent hereunder or under the Plan).

            9.    Governing Law.
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                  This Agreement shall be governed by and construed in
                  accordance with Delaware law, without giving effect to principles of conflicts of law. If any dispute arises with respect to this Agreement or any matter hereunder, (a) that dispute shall be submitted to the federal or state courts sitting in the State of Delaware, with each party waiving any defense to that venue; and (b) each party irrevocably waives its right to a jury trial.

            10.   Taxes.
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                  _________________ shall be liable for any and all taxes,
                  including withholding taxes, arising out of this grant or the vesting of RSUs or the distribution of Shares hereunder. ____________ may satisfy his or her tax withholding obligation by: (a) paying cash to the Company and/or (b) delivering to the Company a number of shares of the Company's stock or having the Company withhold from ________ at the appropriate time, a number of shares, in either case sufficient, based upon the market value per share of those shares, to satisfy those tax withholding requirements.

                  IN WITNESS WHEREOF, by the Corporation's execution hereof and _______'s execution of the attachment hereto, the parties have duly executed this Agreement as the date first written above.

                                                    WILMINGTON TRUST CORPORATION

                                                    By:_________________________

                                                    Title:______________________

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                  ATTACHMENT TO RESTRICTED STOCK UNIT AGREEMENT
                  ---------------------------------------------

All of the terms and conditions of the Restricted Stock Unit Agreement dated ________ to which this Attachment is attached are incorporated by reference as fully as if set forth herein.

Date of Grant                     RSUs                         Performance Goals
-------------                     ----                         -----------------

__________________________ (SEAL)

__________________________ (PRINCIPAL RESIDENCE)

__________________________